Exhibit 15.2

[Letterhead of Appleby]

June 14, 2006

Hurray! Holding Co., Ltd.

10/F, China Resources Building,

No. 8, Jianguomenbei Avenue, Dongcheng District,

Beijing 100005, P.R. China

Dear Sirs:

We hereby consent to the reference to our firm under the heading “Enforcement of Civil Liabilities” in the annual report on Form 20-F for the fiscal year ended December 31, 2005 of Hurray! Holding Co., Ltd. (the “Company”) to be filed with the Securities and Exchange Commission on or about June 15, 2006 (the “Annual Report”).

Yours faithfully,

/s/ Appleby

Appleby Spurling Hunter